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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-55547 and 33-55657) of Coram Healthcare Corporation of our report dated March 30, 1997 with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

    We also consent to the incorporation by reference in Amendment No. 3 to the Registration Statements (Form S-3 No. 33-59661 and 33-60959) and Amendment No. 1 to the Registration Statement (Form S-3 No. 333-12955) and related Prospectuses of Coram Healthcare Corporation for the registration of 3,526,325, 2,686,656 and 184,444 shares, respectively, of its common stock, of our report dated March 30, 1997, with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in the above-referenced Form 10-K.


                                                   /s/ ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP


March 30, 1997